UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 23, 2014

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company disclosed in its Proxy Statement for the 2014 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 10, 2014 (the “2014 Proxy Statement”) that the restricted stock unit (“RSU”) component of the 2011 - 2013 Long-Term Incentive Plan (“LTIP”) would vest based on achievement of certain Incentive Return On Invested Capital (“ROIC”) metrics. The Company disclosed in the 2014 Proxy Statement that the Company achieved its internal three-year target Incentive ROIC, which entitled the Named Executives to receive a payout equal to 100% of their target RSUs, which were paid out in shares. The shares to be issued upon payout of the RSUs were included in the Number of Shares Acquired Upon Vesting column of the Option Exercises and Stock Vested in 2013 table.

The Company also disclosed that additional RSUs (up to an additional 100% of the target RSUs) that could be earned based on the Company’s three-year Incentive ROIC relative to its Peer Group would not be determinable until April 2014. On April 23, 2014, the Compensation Committee of the Company’s Board of Directors certified the Company’s relative three-year Incentive ROIC results at the 81st percentile of the Peer Group, which resulted in an additional payout of RSUs equal to 100% of target. As a result, the Named Executives earned a total of 200% of their target RSUs. As provided in the 2011 - 2013 LTIP, such RSUs will be paid out in shares. Accordingly, the Named Executives received the following amounts: Mr. Killingstad, 32,692 shares, valued at $2,098,826; Mr. Paulson, 8,572 shares, valued at $550,322; Mr. Dybsky, 5,708 shares, valued at $366,454; Mr. Eckert, 6,018 shares, valued at $386,356; and Mr. Westman, 7,000 shares, valued at $449,400.

Capitalized terms used in this Current Report on Form 8-K that are not defined herein have the meanings given to them in the 2014 Proxy Statement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 23, 2014, for purposes of electing four directors, ratifying the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014, and providing advisory approval of executive compensation. Results of shareholder voting on these matters were as follows:

	For	Withhold	Broker Non-Vote
1. Each of the following four Class I directors was elected for a three-year term expiring in 2017:
Carol S. Eicher	16,200,208	463,712	850,356
David Mathieson	16,264,160	399,760	850,356
Donal L. Mulligan	16,274,575	389,345	850,356
Stephen G. Shank	16,249,517	414,403	850,356

	For	Against	Abstain	Broker Non-Vote
2. The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014 was ratified.	16,306,556	1,139,756	67,964	0

3. Advisory approval of executive compensation was received.	15,533,275	276,062	854,583	850,356

There were 18,493,451 shares of common stock entitled to vote at the meeting and a total of 17,514,276 (94.70%) shares were represented at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: April 25, 2014	By:	/s/ Heidi M. Wilson
Heidi M. Wilson
Senior Vice President, General Counsel and Secretary